CleanSpark Releases Shareholder Update Letter March 2019

CleanSpark, Inc. (OTC: CLSK), a microgrid company with advanced engineering, software and controls for innovative distributed energy resource management systems, today released a shareholder update letter.

To our Stakeholders;

I would like to begin by thanking all of you for your continued support. I am pleased to report to you on our 2019 year to date progress and share our outlook for the balance of 2019. The company has continued to build on our strong foundation and we believe we are well positioned to continue to deliver value for our stakeholders. Some of the more exciting developments include:

We closed a $5 million round of funding creating a solid financial foundation for growth in the coming year. This foundation has allowed us to expand our software team which in turn will allow us to release updated features to our mPulse and mVSO platforms to customers earlier than originally expected, more on our software updates is included below. This renewed financial stability has also allowed us to expand our team to create a more streamlined operations with a strong focus on revenue generation. We currently have 20 full time team members supporting our progress and we are continuing to identify top talent to add to our team. Funding closed December 31, 2018 and we began immediate deployment of the capital.

In February of 2019 we engaged Donohoe Advisory Associates to assist the Company in an uplist to a national exchange. We believe that we are well positioned to pursue a listing on a national exchange.  Our engagement of Donohoe Advisory will help to further this effort.  We anticipate that the increased visibility, transparency and compliance will provide greater opportunities for our current and future stakeholders. We will continue to provide additional updates on the uplist process as information becomes available.

We are scheduled to complete our $900,000 contract with Bethel-Webcor JV by the end of March, completing a ‘turn-key advanced microgrid system’ at the U.S. Marine Corps Base Camp Pendleton. The contract has been in direct support of the United States Department of Navy's Communication Information System (CIS) operations complex. CleanSpark has performed as a sub-contractor to the JV for the design and construction of the microgrid spanning multiple facilities with inter-connectivity at the U.S. Marine Corps Base Camp Pendleton project P-1132. This will be the first large scale project the will utilize mPulse 2.0.

We have continued to make progress on our executed agreement for a large scale commercial Microgrid with a S&P 500 Member Real Estate Investment Trust (REIT). The Agreement executed on October 2, 2018, is for $18.3 million and it provides for the Company to be compensated in stages, and each stage requires that our client provide written authorization to proceed. The agreement further requires that an additional Design Build Contract be executed for the construction portion of the project. As of the date of this release, $123,061 has been billed under the contract for consultation, engineering and permitting services, the balance of the microgrid installation contract will be completed in later stages.

These additional stages also require our client to provide written authorization to proceed with the overall project. Due to separate construction projects currently planned and ongoing at the client’s facility the Company and the client have determined scope and timing changes are required. As such, the construction timeline is currently on hold while we are working with our client to address these changes. We expect these changes to potentially delay the date in which authorization to proceed with construction is obtained. We do not currently have a revised date for when we expect to receive authorization to proceed to the next stages. The expected changes to the system will also affect the total cost of the system. The Company is also investigating the option of owning the assets and executing an energy savings agreement with the Client, but these discussions are early stage. We will provide updates to our shareholders on the project status as more information is available.

We have completed case-studies for the cannabis industry. We believe that the opportunity in the Cannabis market is unprecedented due to the high energy usage of these facilities in both the US and Canada.  In many cases our solution is capable of virtually eliminating the demand charges that can account for almost 50% of the utility charges for such a facility.  The Cannabis market continues to grow at a rapid rate, and as a result the significant and growing energy demands of the industry also continue to increase. We are currently focusing our marketing efforts on the largest users in the Cannabis market, the agricultural (grow) facilities. In addition to cost savings, the loss of power can be extremely detrimental to an agricultural (grow) facility’s production, and an extended outage can even cause a full loss, especially when the facility is growing a medically-certified crop. Energy resiliency is critical for these operations. We believe our solution will find a strong foothold in the market as many solutions currently available to the market provide either resiliency or energy savings but very few provide both. We believe that CleanSpark is strongly positioned to capitalize on this growing opportunity in 2019 and hope to be able to announce our first contract soon.

We announced the closing of definitive agreement to acquire the intellectual property and distribution chain of Pioneer Critical Power Inc (“PCPI”). Through this acquisition, the Company became the sole owner of strategic intellectual property held by PCPI.  CleanSpark is utilizing its new intellectual property to expand into the switchgear equipment sales industry.  The Company further acquired executed contracts which were unfulfilled as of the date of the acquisition, we expect these contracts will result in approximately $3.6 million in gross sales during the first two quarters of 2019. We have since executed additional contracts, and continue to increase our back-log, we will provide a separate update detailing these specific developments. Concurrent with the acquisition, CleanSpark entered into a Contract Manufacturing Agreement, whereby Pioneer Power Solutions Inc. will exclusively manufacture parallel switchgear, automatic transfer switches and related control and circuit protective equipment for CleanSpark for a period of no less than eighteen months. This agreement will provide our customers with the certainty of manufacturing quality while also lowering the capital risks of CleanSpark by eliminating the high overhead and inventory exposure associated with manufacturing activities.

We plan to integrate our switch gear solutions with our software solutions. We expect that when our switchgear is coupled to our proprietary adaptive controls’ platform, it will allow for a simplified business development model, ease of deployment and opportunity for rapid growth. Traditional 'hardware only' solutions will now have the capability of being locally controlled, AI honed, and driven by cloud-based insights to improve energy-security, cyber-security and economic optimization.

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We executed our first contracts for expansion outside of the United States, We were awarded a contract to serve as a technical consultant and vendor for our proprietary control platform with an Engineering, Procurement and Construction partner in Costa Rica. We also executed a Memorandum of Understanding to integrate our software solution with an Iron-flow-battery manufacturer in Brazil. Lastly, we were tasked by ViaSyn, a California-based energy services company to perform paid analysis and modeling on a large, industrial energy customer in Mexico. The results of this work provided the basis of utilizing our services to more than 60,000 energy-intensive customers in the country.

We’ve deployed improvements to CleanSpark’s mPulse 2.0 operating system and mVSO 2.0 (Microgrid Value Stream Optimizer). We are deploying mPulse 2.0’s latest resiliency features on our project at the U.S. Marine Corps Base Camp Pendleton. We are extremely excited to see all of our efforts result in improvements being deployed on a department of defense site. We are also pleased to announce that we expect our improved economic optimization engine for mPulse 2.0 to be ready for customer release in July of 2019. The improved economic engine will actively predict customer usage patterns to create additional savings from prior versions amongst other benefits. We are also please to announce the planned release of our improved user interface for mVSO 2.0 in May 2019. The new and improved user interface will make the system easier to use and will include features for modeling complex single meter microgrid systems. We plan to follow the May 2019 release with multi-meter functionality in mid-to-late 2019. We firmly believe that our software is the cornerstone of our business and that these features will not only further increase only our capabilities but also our access to new market segments.

We were included in the LD Micro Index rebalance.  The addition of CleanSpark to the LD Micro index further demonstrates our commitment to providing shareholder value and transparency.  To be included on the list, and to be one of only 4% of the companies to trade OTC (Over-the-Counter), continues to validate our business, our operating model and execution strategy.

Increased investor relations support. We have engaged Hayden IR to increase our level of shareholder communication. Their engagement comes in addition the investor relations services provided by Regal Consulting, LLC. We believe that a commitment to shareholder engagement is critical to continued delivery of shareholder value.

I receive calls on a daily basis from shareholders, vendors and partners looking for updates, opportunities, and information, I’m honored that we’ve created so much interest amongst all of our stakeholders. As a board, we’ve decided to provide updates, such as this, from time-to-time as information comes available. We’re completely overhauling our website at cleanspark.com to provide much more interactive and detailed information about the company, the products, our projects and the team. Look for the launch of the new website and an exciting re-branding in the coming weeks. As always, thank you for your interest and continued support!

Warmest Regards,

--Matt

S. Matthew Schultz

Chief Executive Officer

CleanSpark, Inc.

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About CleanSpark, Inc.

CleanSpark provides advanced energy software and control technology that enables a plug-and-play enterprise solution to modern energy challenges. Our services consist of intelligent energy monitoring and controls, microgrid design and engineering, microgrid consulting services, and turn-key microgrid implementation services. CleanSpark's software allows energy users to obtain resiliency and economic optimization. Our software is uniquely capable of enabling a microgrid to be scaled to the user's specific needs and can be widely implemented across commercial, industrial, military, agricultural and municipal, deployment.

For more information on CleanSpark, please visit http://www.cleanspark.com.

Safe Harbor Statement:

Statements in this press release relating to plans, strategies, testing and operational performance, projections of results of specific activities and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company's products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in the Company's filings with the United States Securities and Exchange Commission (the "SEC").  For a more detailed description of the risk factors and uncertainties affecting the Company, please refer to the Company's recent SEC filings, which are available at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact - Investor Relations:
Brett Maas, Managing Partner
Hayden IR
(646) 536-7331
brett@haydenir.com

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